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Cracker Barrel Old Country Store, Inc.

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Cracker Barrel Old Country Store, Inc. (the “Company”) issued the following supplemental information to Institutional Shareholder Services on April 5, 2014.

CRACKER BARREL OLD COUNTRY STORE, INC. (NASDAQ:CBRL)

SUPPLEMENTAL INFORMATION REQUESTED BY ISS - APRIL 4, 2014

Participants in Knapp-Track™ Indexes.

Attachments 1 and 2 set forth the restaurant concepts that participate in the Knapp-Track Casual and Family Dining Indexes. We have been advised by Knapp-Track that they do not publicly disclose the relative weighting of the participants in each index. As indicated, the Family Dining Index currently contains 18 restaurant concepts, of which almost half (8) are either cafeteria or buffet concepts. The Casual Dining Index contains 58 restaurant concepts, and we believe is a better comparison for midscale, full-service restaurants.

Cracker Barrel Earnings Per Store vs. Steak ‘n Shake (Page 4 of Addendum To Spring 2014 Investor Presentation).

This will confirm that Cracker Barrel has not closed any stores in the time periods covered by this presentation.

Technomic Consumer Brand Metrics Study (Page 18 of Spring 2014 Investor Presentation).

Technomic includes over 30 restaurant concepts in its Consumer Brand Metrics Study. Every calendar quarter, Technomic samples 1,440 respondents per concept. The data presented represents total responses over the three years 2011 through 2013. The nine chains selected for comparison were chosen based upon competition for customers and meal occasions. In order to maintain consistency, the methodology used and chains selected for comparison are the same as those used by the Company in similar presentations during the past two years. During that time, Cracker Barrel’s relative performance has increased from being the leader in seven of ten categories, to being the leader in nine of ten categories.

Companies Chosen for TSR Comparison (Page 12 of Spring 2014 Investor Presentation) And Concepts Chosen for Technomic Consumer Brand Metrics Comparison (Page 18 or Spring 2014 Investor Presentation).

Attachment 3 provides a list of the companies included in the peer group for the multi-year TSR comparison, and the restaurant concepts chosen for the Technomic Consumer Brand Metrics comparison. We began providing the TSR comparison in 2012, and for the purpose of consistency have maintained the same peer set.

Attachment 1

KNAPP-TRACK™ PARTICIPANTS LIST – CASUAL DINING 2014

1-Abuelo’s Mexican Food Embassy	30- Joe’s Crab Shack

2- Acapulco	31- Johnny Rockets

3- BJ’s	32- Logan’s Roadhouse

4- Bahama Breeze	33- Longhorn Steak

5- Bailey’s	34- Maggiano’s

6- Benihana	35- Max & Erma’s

7- Bertucci’s	36- Miller’s Ale House

8- Bonefish Grill	37- Ninety-Nine Restaurants

9- Bravo Cucina Italiana	38- Not Your Average Joe’s

10- Brickhouse Tavern + Tap	39- O’Charley’s

11- Brio Tuscan Grill	40- Old Chicago

12- Cantina Laredo	41- Olga’s Kitchen

13- Carrabba’s Italian Grill	42- Olive Garden

14- Champps	43- Outback Steakhouse

15- Chevys	44- P.F. Chang’s China Bistro

16- Chili’s	45- Quaker Steak & Lube

17- Daily Grill	46- RA Sushi

18- Dave & Buster’s	47- Red Lobster

19- Don Pablo’s	48- Rock Bottom Brewery

20- El Chico	49- Ruby Tuesday

21- El Fenix	50- Shakey’s Pizza

22- El Torito	51- Silver Diner

23- Firebirds	52- Smokey Bones

24- Fox & Hound	53- TGI Friday’s

25- Good Eats	54- The Keg

26- Gordon Biersch Brewery	55-Tony Roma’s

27- Granite City Food & Brewery	56- Twin Peaks

28- Hard Rock Café	57- Uno Chicago Grill

29- Houlihan’s	58- Wagamama

Attachment 2

KNAPP-TRACK™ PARTICIPANTS LIST-FAMILY DINING - 2014

1- Baker’s Square

2- Bob Evan’s Farms

3- Cracker Barrel Old Country Store

4- Chuck E. Cheese’s*

5- CiCi’s Pizza

6- Denny’s

7- Fire Mountain

8- Friendly’s Ice Cream

9- Furr’s

10- Golden Corral

11- Home Town Buffet

12- Old Country Buffet

13- Piccadilly Restaurants

14- Ryan’s

15- Shari’s Restaurants

16- Sizzler

17- Souplantation

18- Sweet Tomatoes

19- Village Inn

*	Chuck E. Cheese was recently removed from the Knapp-Track Family Index when it was acquired by Apollo.

Attachment 3

Companies Chosen for TSR Comparison And Concepts Chosen for Technomic Consumer Brand Metrics Comparison

Companies in TSR Comparison (Pg. 12)	Concepts in Brand Metrics Comparison (Pg. 18)	Comment/Explanation
Brinker (EAT)	Chili’s	Included in both
Texas Roadhouse (TXRH)		Included in TSR comparison for consistency of presentation with prior years.
Bob Evans (BOBE)	Bob Evans	Included in both
Denny’s (DENN)	Denny’s	Included in both
Cheesecake Factory (CAKE)		At $2.4B, CAKE’s market cap is comparable to CBRL’s. However, we believe that we serve a different customer, so did not include them in the Brand Metrics comparison.
Biglari Holdings (BH)	Steak ‘n Shake	Included in both
Darden (DRI)	Olive Garden Red Lobster	Included in both
Ruby Tuesday (RT)		Included in TSR comparison for consistency of presentation with prior years.
	Applebee’s IHOP	We believe Applebee’s and IHOP compete with Cracker Barrel for customers. Given Dine Equity’s (DINE) financial restructuring of the past two years, we did not include them in the TSR comparison.
	Outback Steak House	Outback’s corporate parent, Bloomin’ Brands (BLMN) went public in August 2012, after the beginning of the time period represented by the TSR comparison.

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